Exhibit No. 99.4


                               TECHNEST.COM, INC.

                                  BALANCE SHEET

                                 MARCH 31, 2001

                                     ASSETS
                                   (Unaudited)

CURRENT ASSETS:
     Cash and cash equivalents                                $         179,850
     Note receivable - related party                                    266,000
                                                                ----------------
         TOTAL CURRENT ASSETS                                           445,850

EQUIPMENT                                                               793,127

INVESTMENTS                                                           4,897,023

OTHER ASSETS                                                              2,179
                                                                ----------------

                                                              $       6,138,179
                                                                ================

                      LIABILITIES AND STOCKHOLDERS' EQUITY

CURRENT LIABILITIES:
     Accounts payable                                         $         350,879
     Accrued interest                                                    45,153
     Note payable - current portion                                     300,000
     Deferred revenue                                                    18,675
     Other liabilities                                                   33,341
                                                                ----------------
         TOTAL CURRENT LIABILITIES                                      748,048
                                                                ----------------

NOTE PAYABLE                                                            690,000

STOCKHOLDERS' EQUITY:
     Preferred stock Series A, $.0001 par value;
      authorized shares 50,000,000 shares;
      14,875,000 shares issued and outstanding                            1,488
     Common stock, $.0001 par value;
      authorized shares, 500,000,000 shares;
      70,850,000 shares issued and outstanding                            7,085
     Additional paid-in capital                                      14,873,512
     Common stock subscription receivable                                (7,035)
     Accumulated deficit                                            (10,174,919)
                                                                ----------------
         TOTAL STOCKHOLDERS' EQUITY                                   4,700,131
                                                                ----------------

                                                              $       6,138,179
                                                                ================




                       See notes to financial statements.

                               TECHNEST.COM, INC.

                             STATEMENT OF OPERATIONS

                        THREE MONTHS ENDED MARCH 31, 2001
                                   (Unaudited)


INTEREST EXPENSE                                              $         (19,500)

OTHER INCOME                                                             38,311

OPERATING COSTS AND EXPENSES:
     Selling, general and administrative                                336,372
     Depreciation and amortization                                       49,805
                                                                ----------------
                                                                        386,177
                                                                ----------------

NET LOSS                                                      $        (367,366)
                                                                ================


                       See notes to financial statements.

                               TECHNEST.COM, INC.

                             STATEMENT OF CASH FLOWS

                        THREE MONTHS ENDED MARCH 31, 2001
                                   (Unaudited)

CASH FLOWS FROM OPERATING ACTIVITIES:
     Net loss                                               $          (367,366)
                                                              ------------------
     Adjustments to reconcile net loss
      to net cash used in operating activities:
         Depreciation and amortization                                   49,805

     Changes in assets and liabilities:
         Accounts payable                                               (20,390)
         Accrued interest                                                19,500
         Deferred revenue                                               (37,750)
         Other liabilities                                               (4,040)
                                                              ------------------
                                                                          7,125
                                                              ------------------

NET CASH USED IN OPERATING ACTIVITIES                                  (360,241)
                                                              ------------------

CASH FLOWS FROM INVESTING ACTIVITIES:
     Purchase of property and equipment                                 (10,366)
                                                              ------------------
NET CASH USED IN INVESTING ACTIVITIES                                   (10,366)
                                                              ------------------

CASH FLOWS FROM FINANCING ACTIVITIES
     Increase of note receivable - related party                       (166,000)
                                                              ------------------
NET CASH USED IN FINANCING ACTIVITIES                                  (166,000)
                                                              ------------------

NET DECREASE IN CASH                                                   (536,607)

CASH - BEGINNING OF PERIOD                                              716,457
                                                              ------------------

CASH - END OF PERIOD                                        $           179,850
                                                              ==================


                       See notes to financial statements.

Note 1-Basis of Interim Financial Statement Presentation

The accompanying unaudited financial statements have been prepared in accordance with generally accepted accounting principles for interim information. Accordingly, they do not include all of the information and footnotes required by generally accepted accounting principles for complete financial statements. The results of operations for the interim periods shown in this report are not necessarily indicative of expected results for any future interim period or for the entire fiscal year. Technest believes that the quarterly information presented includes all adjustments (consisting only of normal, recurring adjustments) necessary for a fair presentation in accordance with generally accepted accounting principles. The accompanying financial statements should be read in conjunction with Technest's December 31, 2000, audited financial statements included in this Form 8-K/A.